UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

September 12, 2003

Date of Report (Date of earliest event reported)

 000-26969

Commission File Number

-----------------------------------

SECURE SIGN, INC.

(Exact name of registrant as specified in its charter)

Colorado, U.S.A.                                                                                               84-1343219

(State or other jurisdiction of                                                                              (I.R.S. Employer

 incorporation or organization)                                                                           Identification No.)

18904 Hwy 99, Suite D, Lynnwood, Washington 98036

(Address of principal executive offices)

(425) 670-8142

(Issuer's telephone number, including area code)

N/A

(Former name, former address and former fiscal year,

if changed since last report)

Item 1.   Changes in Control of Registrant

        (a)    Effective September 29, 2003, the Registrant ("Secure Sign") and Pocketpass.com, Inc. ("Pocketpass"), a corporation organized under the laws of the state of California, concluded a Corporate Combination Agreement (the "Agreement") whereby the Registrant agreed to acquire a minimum of 90% of the issued and outstanding capital interests and/or shareholdings of Pocketpass.  The effective date of the plan was originally September 12, 2003, and the combination of these entities will be treated as a purchase for accounting purposes, with Pocketpass becoming a wholly-owned subsidiary of the Registrant as of the September 29th closing.

    The source of the consideration used by Pocketpass stockholders to acquire their interest in the Registrant is the exchange of 99.2% of the outstanding securities of Pocketpass.

    The principal terms of the Agreement were:

            1.    The acquisition of a minimum of 90% of the outstanding securities of Pocketpass in exchange for 25,000,000 shares of the Registrant's common stock ("restricted securities"), as outlined in the Agreement. At the closing, assuming conversion of all securities, there will be 26,989,251 post-agreement outstanding shares of common stock of the Registrant.  At this time, only 18,511,183 shares will be issued, holding the remainder available for conversion of options, warrants and notes.

              2.    The result of this transaction is that there will be 1,989,251 shares of existing stock, plus 18,511,183 shares of newly-issued stock for a total of 20,500,434 shares.

             3.    The Registrant's Board of Directors has appointed the following  individuals designated by Pocketpass to assume open director seats:  Len Hartkemeier, Douglas Denhoff, Christopher Haigh, M. Yaqub Mirza and Inder Singh.

              4.    Prior to the completion of the Agreement, there will be 1,989,251 post-reverse, outstanding shares of the Registrant's common stock.  Following completion of the Agreement, there will be 26,989,251 outstanding shares of common stock.

              5.   Pocketpass may assume up to $165,000 in pre-agreement debt of the registrant.

    A copy of the Agreement including all material exhibits and related instruments accompanies this Report, which, by this reference, is incorporated herein; the foregoing summary is modified in its entirety by such reference.

        (b)(i)    To the knowledge of management and based upon a review of the stock ledger maintained by the Registrant's transfer agent and registrar, the following table sets forth the beneficial ownership of persons who owned more than five percent of the Registrant's common stock prior to the closing of the Agreement, and the share holdings of the then members of management:

NAME	POSITIONS HELD	SHARES OWNED	PERCENTAGE
Morgan First Guaranty		650,632	32.7%
Dean Kalivas		221,215	11.1%
Christopher Dieterich		160,000	8.0%
J.W. Brown		156,153	7.8%
William Doehne	President/Director	110,000	5.5%
Coya Cady	Secretary/Director	80,000	4.0%
Officers & Directors as a group		190,000	9.5%

        (b)(ii)    To the knowledge of management and based upon a review of the stock ledger maintained by the Registrant's transfer agent and registrar, the following table sets forth the beneficial ownership of persons who owned more than five percent of the Registrant's common stock following the closing of the Agreement, and the share holdings of the new members of management:

NAME	POSITIONS HELD	SHARES OWNED	PERCENTAGE
Douglas Denoff	Director	4,000,000	19.5%
W.L. Perdue		4,000,000	19.5%
Inder Singh	Director	4,453,900	21.7%
M. Yaqub Mirza	Director	1,246,068	6.1%
Len Hartkemeier	Director	66,667	0.33%
OP, LLC		1,250,000	6.1%
Christopher Dieterich		1,160,000	5.7%
Officers & Directors as a group		9,766,635	47.6%

Item 2.     Acquisition or Disposition of Assets

        (a) See Item 1.

    The consideration exchanged under the Agreement was negotiated at "arms length," and the directors and executive officers of the Registrant used criteria used in similar uncompleted proposals involving the Registrant in comparison to those of Pocketpass; Pocketpass's present and past business operations; the future potential of Pocketpass; its management; and the potential benefit to the stockholders of the Registrant. The directors determined that the consideration for the exchange was reasonable, under these circumstances.

    No director, executive officer or five percent or more stockholder of the Registrant had any direct or indirect interest in Pocketpass or were Pocketpass stockholders prior to the completion of the Agreement.

        (b) The Registrant is a successor to and intends to continue the business operations conducted and intended to be conducted by Pocketpass, consisting of the production and distribution of stored value, pocket-sized, personalized, re-loadable cards and digitally encrypted media transfer technology.

MANAGEMENT

Directors and Executive Officers

The members of the Board of Directors of Pocketpass serve until the next annual meeting of the stockholders or until their successors have been elected. The officers serve at the pleasure of the Board of Directors. The following are the directors and executive officers of Pocketpass:

NAME	POSITION	HELD POSITION SINCE
Len Hartkemeier	Director	September 12, 2003
Douglas Denoff	Director	September 12, 2003
Christopher Haigh	President/CEO/Director	September 12, 2003
M. Yaqub Mirza	Director	September 12, 2003
Inder Singh	Director	September 12, 2003

Item 3. Bankruptcy or Receivership

    None/Not Applicable

Item 4. Changes in Registrant's Certifying Accoutnant

    None/Not Applicable

Item 5. Other Events and Regulation FD Disclosure

    None/Not Applicable

Item 6. Resignations of Registrant's Directors

    Pursuant to the Registrant's Bylaws, William D. Doehne resigned and designated the directors and executive officers designated by Pocketpass and Pocketpass stockholders to serve in their place and stead, until the next respective annual meetings of the stockholders and the Board of Directors and until their respective successors are elected and qualified or until their prior resignations or terminations.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

    (a) Financial Statements of Businesses Acquired.

        These financial statements will be provided within 75 days from the effective date of the Agreement or on or before December 13, 2003.

    (b) Pro Forma Financial Information.

    These pro forma financial statements will be provided within 75 days from the effective date of the Agreement or on or before December 13, 2003.

    (c) Exhibits.

    10.1 - Share Exchange Agreement

Item 8. Change in Fiscal Year

    None/Not Applicable

Item 9. Regulation FD Disclosure

    None/Not Applicable

    Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                         SECURE SIGN, INC.

Dated: October 29, 2003                                                             /s/ Christopher Haigh

                                                                                                              Christopher Haigh,

                                                                                                               President, CEO & Director

Exhibit 10.1

SHARE EXCHANGE AGREEMENT

This Share Exchange Agreement (the "Agreement") dated March 7, 2003, is made by and among Secure Sign, Inc., a Colorado corporation ("Secure Sign"), having its principal offices at 6912 220th Street SW, Suite 208, Mountlake Terrace, Washington 98043 and PocketPass.com, Inc., a California corporation ("PocketPass") having its principal office located at 462 W. Napa Street, Suite 201, Sonoma, CA 95476.

RECITALS:

      A.    Secure Sign desires to acquire all of the issued and outstanding capital interests and/or shareholdings of PocketPass and the shareholders of PocketPass listed herein desire to exchange their shares of PocketPass for shares of Secure Sign authorized but previously unissued common stock as hereinafter provided.

      B.    It is the intention of the parties hereto that: (i) Secure Sign shall acquire all of the issued and outstanding shares of PocketPass in exchange solely for the number of shares of Secure Sign's authorized but previously unissued shares of common stock, par value $.0001 ("Common Stock"), set forth below (the "Exchange"); (ii) the Exchange will qualify as a tax-free reorganization pursuant to sections 354 and Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and (iii) the Exchange shall qualify as a transaction in securities exempt from registration or qualification under the Securities Act of 1933, as amended, and under the applicable securities laws of each state or jurisdiction where the shareholders of PocketPass (the "Shareholders") reside, with PocketPass becoming a wholly-owned subsidiary of Secure Sign. The combined entity would then change its name to "PocketPass, Inc., a Colorado Corporation".

      C.    The board of directors of Secure Sign deems it to be in the best interest of Secure Sign and its shareholders to acquire all of the issued and outstanding interests of PocketPass.

      D.    The directors and shareholders of PocketPass deem it to be in the best interest of the PocketPass shareholders to exchange all of the capital interests of PocketPass for shares of Secure Sign, as hereinafter provided.

      NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the parties hereto agree as follows:

SECTION 1. EXCHANGE OF SHARES

      1.1    Exchange of Shares. Secure Sign and the Shareholders hereby agree that on the Closing Date (as hereinafter defined in Section 8.2), for each share of common stock of PocketPass tendered Secure Sign shall issue one share of its common stock such that a total of approximately 24,933,836 shares of Common Stock of Secure Sign (the "Secure Sign Shares") may be issued assuming the tender of all of the outstanding shares of Common Stock, and the exercise or conversion of all outstanding warrants, options and convertible securities in to Common Stock, of PocketPass. The Secure Sign Shares will be restricted against resale pursuant to the provisions of Federal and state securities laws. The PocketPass shares to be tendered will represent at least 90% of all of the issued and outstanding Common Stock  PocketPass shares owned by each shareholder and the number of Secure Sign Shares which each shareholder will receive in the Exchange are set forth in Exhibit A hereto, which will constitute in the aggregate approximately 82.6% (assuming tender of all shares outstanding and the exercise or conversion of all outstanding options, warrants and securities convertible into Secure Sign common shares (See Section 5.1(f))) of the then-outstanding ownership of the combined entity. This Agreement will be consummated provided that at least 90% of the PocketPass shares are tendered for exchange. Any remaining shareholders who choose not to exchange their shares will remain as minority shareholders in the subsidiary.

      1.2    Delivery of Shares. On the Closing Date, PocketPass Shareholders wishing to exchange their PocketPass Shares for Secure Sign Shares (the "Exchanging Shareholders") will deliver to Secure Sign the certificates representing the PocketPass Shares, duly endorsed (or with executed stock powers) so as to make Secure Sign the sole owner thereof. Upon delivery of the PocketPass Shares, Secure Sign will deliver certificate representing the Secure Sign Shares to the Exchanging Shareholders, making the Exchanging Shareholders, in the aggregate, the majority shareholders of Secure Sign.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF POCKETPASS AND EXCHANGING SHAREHOLDERS

       PocketPass, and the Exchanging Shareholders to the extent applicable, as of the date of this Agreement and of the Closing Date, hereby represent and warrant as follows.

            2.1    Organization and Good Standing.  PocketPass is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of California. PocketPass has the corporate power and authority to carry on its business as presently conducted. PocketPass is qualified to do business in all jurisdictions except where the failure to be so qualified would have a material adverse effect on its business.

            2.2    Corporate Authority.  PocketPass has the power to operate as a corporation and to perform the transaction hereunder. The execution and performance of this Agreement, will not constitute a material breach of any agreement, indenture, mortgage, license or other instrument or document to which PocketPass is a party and will not violate any judgment, decree, order, writ, rule, statute, or regulation applicable to PocketPass or its properties. The execution and performance of this Agreement will not violate or conflict with any provision of PocketPass' Articles of Incorporation or the Bylaws.

            2.3    Ownership of Shares. Each Exchanging Shareholder is the owner of record and beneficially owns its shares of PocketPass as its name appears on Exhibit A. Except as set forth on Schedule 2.3, each Exchanging Shareholder represents and warrants that he, she or it owns such shares free and clear of all rights, claims, liens and encumbrances, and the shares have not been sold, pledged, assigned or otherwise transferred except pursuant to this Agreement.

            2.4    Access to Corporate Information; Independent Investigation. Each Exchanging Shareholder acknowledges that they, in making their decision to exchange their PocketPass Shares for Secure Sign Shares, will rely upon independent investigations made by them or their representatives, if any, and they will have, prior to the Closing Date, been given access to and the opportunity to examine all material contracts and documents relating to the Agreement and an opportunity to ask questions of, and to receive information from, Secure Sign or any person acting on its behalf concerning the terms and conditions of this Agreement.

            2.5    Risks. Each Exchanging Shareholder executing this Agreement acknowledges and understands that the exchange for the Secure Sign

Shares involves a high degree of risk and is suitable only for persons of adequate financial means who have no need for liquidity in this investment in that (i) the Exchanging Shareholder may not be able to liquidate their investment in the event of an emergency; (ii) transferability is extremely limited; and (iii) in the event of a disposition, the Exchanging Shareholder could sustain a complete loss of its entire investment. The Exchanging Shareholder is sufficiently experienced in financial and business matters to be capable of evaluating the merits and risks of an investment in Secure Sign; has evaluated such merits and risks, including risks particular to the Exchanging Shareholder's situation; and the Exchanging Shareholder has determined that this investment is suitable for the Exchanging Shareholder. The Exchanging Shareholder has adequate financial resources and can bear a complete loss of the Exchanging Shareholder's investment.

            2.6    Investment Intent. Each Exchanging Shareholder hereby represents that the Secure Sign Shares are being acquired for the Exchanging Shareholder's own account with no intention of distributing such securities to others. The Exchanging Shareholder has no contract, undertaking, agreement or arrangement with any person to sell, transfer or otherwise distribute to any person or to have any person sell, transfer or otherwise distribute the Shares for the Exchanging Shareholder. The Exchanging Shareholder is presently not engaged, nor does the Exchanging Shareholder plan to engage within the presently foreseeable future, in any discussion with any person regarding such a sale, transfer or other distribution of the Shares or any interest therein.

            2.7    Compliance with Federal and State Securities Laws. The Exchanging Shareholder understands that the Secure Sign Shares have not been registered under the Securities Act. The Exchanging Shareholder understands that the Secure Sign Shares must be held indefinitely unless the sale or other transfer thereof is subsequently registered under the Securities Act or an exemption from such registration is available. Moreover, the Exchanging Shareholder understands that its right to transfer the Secure Sign Shares will be subject to certain restrictions, which include restrictions against transfer under the Securities Act and applicable state securities laws. In addition to such restrictions, the Exchanging Shareholder realizes that it may not be able to sell or dispose of the Secure Sign Shares as there may be no public or other market for them. The Exchanging Shareholder understands that certificates evidencing the Shares shall bear a legend substantially as follows:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE LAW. THEY MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR PLEDGED UNLESS REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE LAW OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS

            2.8     Approvals. PocketPass represents no approval, authorization, consent, order or other action of, or filing with, any person, firm or corporation or any court, administrative agency or other governmental authority is required in connection with the execution and delivery of this Agreement by it and for the consummation of the transactions described herein, other than as set forth on Schedule 2.8.

            2.9    No General Solicitation. No Exchanging Shareholder is purchasing (or exchanging for) the Secure Sign Shares because of or following any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation or a subscription by a person other than a representative of Secure Sign.

            2.10    Financial Statements, Books and Records.  PocketPass represents that the attached as Exhibit 2.10 are its audited financial statements (balance sheet, income statement, notes) as of December 31, 2001 and December 31, 2000 (the "Financial Statements"), plus the quarterly period ended September 30, 2002. PocketPass represents that its books of account and other financial records are in all material respects complete and correct and are maintained in accordance with good business and accounting practices. PocketPass acknowledges that a minimum of two (2) years of audited financial information will be required to be filed with the Securities and Exchange Commission within 60 days of the Closing Date of this Agreement.

            2.11    No Material Adverse Changes.  Except as set forth in Schedule 2.11, PocketPass represents since September 30, 2002 there has not been:

                        (i)    any material adverse change in the financial position of PocketPass except changes arising in the ordinary course of business, which changes will in no event materially and adversely affect the financial position of PocketPass;

                        (ii)    any damage, destruction or loss materially affecting the assets, prospective business, operations or condition (financial or otherwise) of PocketPass whether or not covered by insurance;

                        (iii)   any declaration, setting aside or payment of any dividend or distribution with respect to any redemption or repurchase of PocketPass capital interests;

                        (iv)    any sale of an asset (other than in the ordinary course of business) or any mortgage or pledge by PocketPass of any properties or assets; or

                        (v)    adoption of any pension, profit sharing, retirement, stock bonus, stock option or similar plan or arrangement.

            2.12    Taxes.  PocketPass has filed all material tax, governmental and/or related forms and reports (or extensions thereof) due or required to be filed and has paid or made adequate provisions for all taxes or assessments which had become due as of the Closing Date, and there are no deficiency notices outstanding. No extensions of time for the assessment of deficiencies for any year is in effect. No deficiency notice is proposed or, to the knowledge of PocketPass after reasonable inquiry, threatened against PocketPass. The tax returns of PocketPass have never been audited.

            2.13    Compliance with Laws. PocketPass has complied with all federal, state, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to it or its business which, if not complied with, would materially and adversely affect the business of PocketPass.

            2.14    No Breach.  PocketPass represents that the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not:

                        (i)    violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, PocketPass or upon the properties or business of PocketPass; or

                        (ii)    violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein which could have a material, adverse effect on the business or operations of PocketPass.

            2.15    Actions and Proceedings.  PocketPass is not a party to any material pending litigation or any governmental investigation or proceeding not reflected in the PocketPass Financial Statements and, to its best knowledge, no material litigation, claims, assessments or non-governmental proceedings are threatened against PocketPass except as set forth on Schedule 2.15 attached hereto and made a part hereof.

            2.16    Agreements.  Schedule 2.16 sets forth any material contract or arrangement to which PocketPass is a party or by or to which it or its assets, properties or business are bound or subject, whether written or oral and which PocketPass' obligation exceeds $25,000.

            2.17    Brokers or Finders.  No broker's or finder's fee will be payable by PocketPass in connection with the transactions contemplated by this Agreement, nor will any such fee be incurred as a result of any actions by PocketPass or any of its Shareholders, other than the financial advisory and completion fee due to Morse Financial in the amount of 2,000,000 common shares (which are included in the 5,250,000 share limitation set forth in Sections 3.10 and 4.4) which will be issued by Secure Sign prior to or as of Closing.

            2.18    Real Estate. Except as set forth on Schedule 2.18, PocketPass owns no real property nor is a party to any leasehold agreement. All uses of the real property by PocketPass or its subsidiaries conform in all material respects to all applicable building and zoning ordinances, laws and regulations.

            2.19    OSHA and Environmental Compliance.  PocketPass has duly complied with, and its offices, real property, business, assets, leaseholds and equipment are in compliance in all material respects with, the provisions of the Federal Occupational Safety and Health Act, the Environmental Protection Act, and all other environmental laws. There have been no outstanding citations, notices or orders of non-compliance issued to PocketPass or relating to its business, assets, property, leaseholders or equipment under such laws, rules or regulations.

                        PocketPass has been issued all required federal, state and local licenses, certificates or permits relating to all applicable environmental laws. There are no visible signs of releases, spills, discharges, leaks or disposal (collectively, referred to as "Releases") of hazardous substances at, upon, under or within the real property owned by PocketPass. There are no underground storage tanks or polycholorinated biphenyls on the real property. To the best of the PocketPass' knowledge, the real property has never been used as a treatment, storage or disposal facility of hazardous waste. To the best of PocketPass' knowledge, no hazardous substances are present on the real property or any premises leased by PocketPass excepting such quantities as are handled in accordance with all applicable manufacturer's instructions and governmental regulations and in the proper storage containers and as are necessary for the operation of the commercial business of PocketPass.

            2.20    Tangible Assets.  PocketPass has full title and interest in all machinery, equipment, furniture, leasehold improvements, fixtures, projects, owned or leased by PocketPass, any related capitalized items or other tangible property material to the business of PocketPass (the "Tangible Assets"). Other than as set forth in Schedule 2.20, PocketPass holds all rights, title and interest in all the Tangible Assets owned by it on the Balance Sheet or acquired by it after the date on the Balance Sheet free and clear of all liens, pledges, mortgages, security interests, conditional sales contracts or any other encumbrances. All of the Tangible Assets are in good operating condition and repair and are usable in the ordinary course of business of PocketPass and conform to all applicable laws, ordinances and government orders, rules and regulations relating to their construction and operation, except as set forth on Schedule 2.20 hereto. PocketPass has clear title to all of its fictional business names, trading names, registered and unregistered trademarks, service marks and applications (collectively, the "Marks") and Marks are included as Tangible Assets.

            2.21    Liabilities.  PocketPass did not have any material direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, known or unknown, fixed or unfixed, liquidated or unliquidated, secured or unsecured, accrued or absolute, contingent or otherwise, including, without limitation, any liability on account of taxes, any governmental charge or lawsuit (all of the foregoing collectively defined to as "Liabilities"), which are not fully, fairly and adequately reflected on the Financial Statements (annual and interim), except for specific Liabilities set forth on Schedule 2.21 attached hereto and made a part hereof. As of the Closing Date, PocketPass will not have any Liabilities, other than Liabilities fully and adequately reflected on the Financial Statements except for Liabilities incurred in the ordinary course of business and as set forth in Schedule 2.21, and will not exceed $50,000 on the Closing Date. To the best knowledge of PocketPass, there is no circumstance, condition, event or arrangement which may hereafter give rise to any Liabilities not in the ordinary course of business.

            2.22    Access to Records.  The corporate financial records, minute books and other documents and records of PocketPass have been made available to Secure Sign prior to the Closing hereof.

            2.23    Operations of PocketPass. From the date of the September 30, 2002 financial statements through the Closing Date, PocketPass has not and will not, outside of the ordinary course of business, have:

                        (i)    incurred any new indebtedness or borrowed money except for the raising of additional funds in the approximate amount of $250,000 for PocketPass's operations;

                        (ii)    declared or paid any dividend or declared or made any distribution of any kind to any Shareholder, or made any direct or indirect redemption, retirement, purchase or other acquisition of any interests in its capital structure;

                        (iii)    made any loan or advance to any Shareholder, officer, director, employee, consultant, agent or other representative or made any other loan (except for a $35,000 loan to Secure Sign) or advance;

                        (iv)    disposed of any material assets of PocketPass not in the ordinary course of business;

                        (v)    materially increased the annual level of compensation of any executive employee of PocketPass;

                        (vi)    increased, terminated, amended or otherwise modified any plan for the benefit of employees of PocketPass;

                        (vii)    issued any equity securities or rights to acquire such equity securities (except options to employees or consultants pursuant to PocketPass.com's stock option plan); or

                        (viii)    entered into or modified any contract, agreement or transaction not in the ordinary course of business.

            2.24    Capitalization. The authorized capital of PocketPass consists of 29,000,000 shares of stock consisting of 25,000,000 shares of common stock and 4,000,000 shares of preferred stock of which 1,500,000 shares have been designated as Series A Preferred Stock, 200,000 shares have been designated as Series B Preferred Stock and 2,000,000 shares have been designated as Series C Preferred Stock. As of the date of this Agreement, 9,158,363 shares of common stock, 1,500,000 shares of Series A Preferred Stock, 200,000 shares of Series B Preferred Stock and 200,000 shares of Series C Preferred stock are outstanding. PocketPass is current with respect to all dividend obligations. PocketPass has not granted, issued or agreed to grant, issue or make any warrants, options, subscription rights or any other commitments of any character relating to the issued or unissued shares of capital stock of PocketPass except as set forth on Schedule 2.24 attached hereto and made a part hereof. PocketPass has no subsidiaries except PocketPass has a 50% interest in Interactive Payments LLC.

            2.25    Full Disclosure.  No representation or warranty by PocketPass, the Exchanging Shareholders in this Agreement or in any document or schedule to be delivered by them pursuant hereto, and no written statement, certificate or instrument furnished or to be furnished by PocketPass pursuant hereto or in connection with the negotiation, execution or performance of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any fact necessary to make any statement herein or therein not materially misleading or necessary to a complete and correct presentation of all material aspects of the business of PocketPass, and/or the status of the PocketPass Shares.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF SECURE SIGN

            Secure Sign hereby represents and warrants as of the date of this Agreement and as of the Closing Date as follows:

            3.1    Organization and Good Standing. Secure Sign is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado. It has the corporate power to own its own property and to carry on its business as now being conducted and is duly qualified to do business in any jurisdiction where so required except where the failure to so qualify would have no material adverse effect on its business. Secure Sign's articles of incorporation, as amended, and bylaws currently in effect are attached as Schedule 3.1.

            3.2    Corporate Authority. Secure Sign has the corporate power to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been, or will be prior to the Closing Date, duly authorized by the Board of Directors of Secure Sign and Secure Sign's shareholdings owning a majority of the outstanding shares as required by Colorado law. The execution and performance of this Agreement will not constitute a material breach of any agreement, indenture, mortgage, license or other instrument or document to which Secure Sign is a party and will not violate any judgment, decree, order, writ, rule, statute, or regulation applicable to Secure Sign or its properties. The execution and performance of this Agreement will not violate or conflict with any provision of the Articles of Incorporation or By-laws of Secure Sign.

            3.3    The Secure Sign Shares. At the Closing, the Secure Sign Shares to be issued and delivered to the Exchanging Shareholders hereunder will when so issued and delivered in accordance with the terms of this Agreement and Secure Sign's Articles of Incorporation, as amended and currently in effect, constitute valid and legally issued shares of Secure Sign Common Stock fully paid and nonassessable and free and clear of all pledges, liens and encumbrances. The Secure Sign Shares are not subject to preemptive or other rights of any stockholders of Secure Sign. The issuance of the Secure Sign Shares hereunder will not trigger any outstanding anti-dilution rights. No shareholder of Secure Sign has any registration rights as except as set forth in Schedule 3.3.

            3.4    Financial Statement: Books and Records.  Secure Sign audited consolidated financial statements as of September 30, 2002, contained in the Form 10-KSB, including the notes contained therein, and consolicated financial statements as of December 31, 2002, contained in the Form 10-QSB, fairly present the consolidated financial position of Secure Sign at the dates thereof and the results of its consolidated operations for the periods covered thereby. Such financial statements have been prepared in conformity with generally accepted accounting principles consistently applied with prior periods subject to any comments and notes contained therein. All liabilities, contingent and other, of Secure Sign and its subsidiaries, are set forth in the financial statements as of September 30, 2002 contained in the Form 10-KSB, and as of December 31, 2002 contained in the Form 10-QSB, excepting only liabilities incurred in the ordinary course of business subsequent to December 31, 2002 and liabilities of the type not required under generally accepted accounting principles to be reflected in such financial statements. Since December 31, 2002, there has been no material adverse change in the financial condition of  Secure Sign from the financial condition stated in such financial statements. The books of account and other financial records of Secure Sign are in all respects complete and correct in all material respects and are maintained in accordance with good business and accounting practices.

            3.5    No Material Adverse Changes. Except as described on Schedule 3.5, since December 31, 2002, there has not been:

                        (i)    any material adverse changes in the financial position of Secure Sign except changes arising in the ordinary course of business, which changes will in no event materially and adversely affect the financial position of Secure Sign.

                        (ii)    any damage, destruction or loss materially affecting the assets, prospective business, operations or condition (financial or otherwise) of Secure Sign whether or not covered by insurance;

                        (iii)    any declaration setting aside or payment of any dividend or distribution with respect to any redemption or repurchase of Secure Sign capital stock, other than as agreed upon among the parties;

                        (iv)    any sale of an asset (other than as described in (iii) above, or in the ordinary course of business) or any mortgage pledge by Secure Sign of any properties or assets; or

                        (v)    adoption or modification of any pension, profit sharing, retirement, stock bonus, stock option or similar plan or arrangement.

                        (vi)    except in the ordinary course of business, incurred or assumed any indebtedness or liability, whether or not currently due and payable;

                        (vii)    any loan or advance to any shareholder, officer, director, employee, consultant, agent or other representative or made any other loan or advance otherwise than in the ordinary course of business;

                        (viii)    any material increase in the annual level of compensation of any executive employee of Secure Sign;

                        (ix)    except in the ordinary course of business, entered into or modified any contract, agreement or transaction;

                        (x)    issued any equity securities or rights to acquire equity securities such that total issued and outstanding shares of the company will not exceed 5,250,000 shares as of the date of the exchange with PocketPass except for shares to be issued pursuant to Section 4.4.

            3.6    Taxes.  Secure Sign, formed on July 14, 1995 under the laws of Colorado as Attache Holdings, Ltd. Attache subsequently changed its name to Consolidated Data, which then changed to Your Bank Online and finally Secure Sign, in January 25, 2001 and has filed all tax, governmental and/or related forms and reports (or extensions thereof) due or required to be filed as of December 31, 2001. Any liabilities for any taxes, including without limitation any liabilities due for the fiscal year ended September 30, 2002, shall not exceed $1,000 in the aggregate.

            3.7    Compliance with Laws. Except as described on Schedule 3.7, Secure Sign has complied with all federal, state, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to it or its business, which, if not complied with, would materially and adversely affect the business of Secure Sign.

            3.8    Actions and Proceedings. Secure Sign is not a party to any material pending litigation or, to its knowledge, any governmental proceedings are threatened against Secure Sign. Secure Sign has not been nor is a party to any federal or state governmental consent, decree, or order except as set forth in Schedule 3.8

            3.9    Periodic Reports. Secure Sign is a Section 12(g) reporting company and therefore must file periodic reports to be filed pursuant to the Securities Exchange Act of 1934, as amended, for purposes of trading on the OTC Bulletin Board. A pre-condition to Closing, unless waived by PocketPass, is that Secure Sign have filed all of its periodic reports through December 31, 2002.

            3.10    Capitalization. As of the Closing Date, there will be no more than 5,250,000 shares of Secure Sign Common Stock outstanding of which no person or entity owns in excess of 5% of the issued and outstanding shares, except as may be set forth on the attached shareholder list as Schedule 3.10. Secure Sign has 100,000,000 shares of stock: 50,000,000 shares of common stock, no par value, and 50,000,000 shares of preferred, no par value, authorized, of which no more than 5,250,000 common and zero preferred will be issued at the Closing Date and prior to issuance of any shares to PocketPass shareholders. There are no outstanding warrants, stock options, stock rights and securities that may be convertible into common or preferred stock except as set forth in Schedule 3.10.

            3.11    No Breach.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not:

                        (i)    violate any provision of Secure Sign's Articles of Incorporation or By-Laws;

                        (ii)    violate, conflict with or result in the breach of any of the material terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract or other agreement to which Secure Sign is a party or by or to which it or any of its assets or properties may be bound or subject;

                        (iii)    violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, Secure Sign or upon the securities, properties or business to Secure Sign; or

                        (iv)    violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein, which violation could have a material adverse effect on the business or operations of Secure Sign.

            3.12    Brokers or Finders. No broker's or finder's fee will be payable by Secure Sign in connection with the transactions contemplated by this Agreement, nor will any such fee be incurred as a result of any actions of Secure Sign, other than the 2,000,000 shares of common stock issued to Morse Financial (which are included in the 5,250,000 share limitation set forth in Section 3.10) by Secure Sign.

            3.13    Corporate Authority.  Secure Sign has the corporate power to enter into this Agreement and to perform its respective obligations hereunder. The execution and delivery of this Agreement and the consummation of the transaction contemplated hereby have been duly authorized by the Board of Directors and shareholders owning a majority of the outstanding common stock of Secure Sign. The execution and performance of this Agreement will not constitute a material breach of any agreement, indenture, mortgage, license or other instrument or document to which Secure Sign is a party and will not violate any judgment, decree, order, writ, rule, statute, or regulation applicable to Secure Sign or its properties.

            3.14    Full Disclosure.  No representation or warranty by Secure Sign in this Agreement or in any document or schedule to be delivered by them pursuant hereto, and no written statement, certificate or instrument furnished or to be furnished by Secure Sign pursuant hereto or in connection with the negotiation, execution or performance of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any fact necessary to make any statement herein or therein not materially misleading or necessary to complete and correct presentation of all material aspects of the business of Secure Sign.

            3.15    No Claims Outstanding.  Secure Sign represents that it is not subject to any claims, litigation, or other charges against its assets, has no real estate or real estate holdings, has no employees, one officer and two directors, serving without pay, and therefore there can be no OSHA or other personnel claims outstanding or potentially assertable against the company. Furthermore, there have been no material changes in the company's position, and the company has conducted no other business, since December 31, 2002, other than as set forth on Schedule 3.15, indicating a description of activities since recapitalization of the corporation.

            3.16    Securities Issuances. Secure Sign represents that all of the existing and outstanding shares were lawfully issued in accordance with state corporate law and in compliance with federal and securities laws, and are dutifully accounted for in the financial statements and with Secure Sign's transfer agent.

            3.17    OSHA and Environmental Compliance. Secure Sign has duly complied with, and its offices, real property, business, assets, leaseholds and equipment are in compliance in all material respects with, the provisions of the Federal Occupational Safety and Health Act, the Environmental Protection Act, and all other environmental laws. There have been no outstanding citations, notices or orders of non-compliance issued to Secure Sign or relating to its business, assets, property, leaseholders or equipment under such laws, rules or regulations.

                Secure Sign has been issued all required federal, state and local licenses, certificates or permits relating to all applicable environmental laws. There are no visible signs of Releases of hazardous substances at, upon, under or within the real property owned by Secure Sign. There are no underground storage tanks or polycholorinated biphenyls on the real property. To the best of the Secure Sign' knowledge, the real property has never been used as a treatment, storage or disposal facility of hazardous waste. To the best of Secure Sign' knowledge, no hazardous substances are present on the real property or any premises leased by Secure Sign excepting such quantities as are handled in accordance with all applicable manufacturer's instructions and governmental regulations and in the proper storage containers and as are necessary for the operation of the commercial business of Secure Sign.

            3.18    Tangible Assets.  Secure Sign has full title and interest in all machinery, equipment, furniture, leasehold improvements, fixtures, projects, owned or leased by Secure Sign, any related capitalized items or other tangible property material to the business of Secure Sign

(the "Tangible Assets"). Other than as set forth in Schedule 3.18, Secure Sign holds all rights, title and interest in all the Tangible Assets owned by it on its financial statements for the quarter ended December 31, 2002 or acquired by it after the date on it financial statements free and clear of all liens, pledges, mortgages, security interests, conditional sales contracts or any other encumbrances. All Tangible Assets are in good operating condition and repair and are usable in the ordinary course of business of Secure Sign and conform to all applicable laws, ordinances and government orders, rules and regulations relating to their construction and operation, except as set forth on Schedule 3.18 hereto. Secure Sign has clear title to all of its Marks and the Marks are included as Tangible Assets.

            3.19    Liabilities. Secure Sign did not have any material direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, known or unknown, fixed or unfixed, liquidated or unliquidated, secured or unsecured, accrued or absolute, contingent or otherwise, including, without limitation, any liability on account of taxes, any governmental charge or lawsuit (all of the foregoing collectively defined to as "Liabilities"), which are not fully, fairly and adequately reflected in its periodic reports (annual and interim), except for a specific Liabilities set forth on Schedule 3.19 attached hereto and made a part hereof. As of the Closing Date, Secure Sign will not have any Liabilities, other than Liabilities fully and adequately reflected in its periodic reports except for Liabilities incurred in the ordinary course of business and as set forth in Schedule 3.19, and will not exceed $1,000 on the Closing Date. To the best knowledge of Secure Sign, there is no circumstance, condition, event or arrangement which may hereafter give rise to any Liabilities not in the ordinary course of business. Secure Sign shall take all steps to compromise its existing creditors and/or other claimants or liabilities such that no more than $165,000 in liabilities are outstanding, of which (a) $35,000 is due to PocketPass and (b) $130,000 is due to Secure Sign 's officers, directors or consultants for services rendered.

            3.20    Material Contracts. Except as set forth in Schedule 3.20, Secure Sign has no contract in which it is obligated to pay more than $500. Secure Sign has no outstanding obligation under any management, employment, or consulting contract.

SECTION 4. COVENANTS

            4.1    Further Assurances.  The parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Each such party shall use its best efforts to fulfill or obtain the fulfillment of the conditions to the Closing, including, without limitation, the execution and delivery of any documents or other papers, the execution and delivery of which are necessary or appropriate to the Closing.

            4.2    Confidentiality.  In the event the transactions contemplated by this Agreement are not consummated, Secure Sign, PocketPass and the Shareholders agree to keep confidential any information disclosed to each other in connection therewith for a period of one (1) year from the date hereof; provided, however, such obligation shall not apply to information which:

                        (i)    at the time of the disclosure was public knowledge;

                        (ii)    after the time of disclosure becomes public knowledge (except due to the action of the receiving party); or

                        (iii)    the receiving party had within its possession at the time of disclosure; or

                        (iv)    is ordered disclosed by a Court of proper jurisdiction.

            4.3    Escrow of Shares. Lewis Perdue of PocketPass will escrow 1,000,000 shares of PocketPass and William Doehne and other shareholders of Secure Sign will escrow shares of Secure Sign representing 1,000,000 shares (which shall include all of Mr. Doehne's shares) in the aggregate of Secure Sign for a period of one year from the Closing Date. Such shareholders will hold their shares in escrow pursuant to an escrow agreement attached as exhibit 4.3 and may be subject to cancellation in the event of any indemnification pursuant to Section 7. Such escrowed shares will bear a legend referencing the escrow agreement.

            4.4    Issuance of Stock for Services. Subsequent to the to the Closing Date, Secure Sign will issue shares of common stock registered on Form S-8 for $130,000 of past services. $80,000 of the common stock for consulting services will be issued within 90 days and $50,000 of common stock for consulting services will be issued within 180 days of the later of the Closing Date or the date that Secure Sign common stock is subject to quotation on the OTC Bulletin Board. The number of shares to be issued will be based on the fair market value of a share of Secure Sign common stock at the time of issuance as determined by the Secure Sign Board of Directors.

            4.5.    Issuance of 250,000 shares of Common Stock. Prior to the Closing Date, Secure Sign may issue 250,000 shares for consideration as determined by the Secure Sign board of directors. Such shares will be restricted securities and will be issued in compliance with federal and state securities and corporate laws and will be included in the 5,250,000 shares outstanding at the Closing Date.

            4.6    Attorney's Fees.  Secure Sign shall be responsible to pay for its attorney's fees in connection with this transaction in an amount not to exceed $15,000 which amount will be assumed by PocketPass (previously Secure Sign) upon the consummation of this transaction.

            4.7    Assumption of Pocketpass.com's Options, Warrants and Convertible Securities. Secure Sign represents that it will assume PocketPass' stock option plan, options issued thereunder, any other outstanding option issued outside of its stock option plan, outstanding warrants and any other convertible securities convertible into PocketPass common stock under the same terms and conditions.

SECTION 5. CONDITIONS PRECEDENT

            5.1    Conditions Precedent to the Obligation of PocketPass Shareholders.  All obligations of the Exchanging Shareholders under this Agreement are subject to the fulfillment, prior to or as of the Closing Date, as indicated below, of each of the following conditions:

                    (a)    The representations and warranties by or on behalf of Secure Sign contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true in all material respects at and as of Closing Date as though such representations and warranties were made at and as of such time.

                    (b)    Secure Sign shall have performed and complied in all material respects, with all covenants, agreements, and conditions set forth in, and shall have executed and delivered all documents required by this Agreement to be performed or complied with or executed and delivered by them prior to or at the Closing.

                    (c)    On or before the Closing, the Board of Directors and shareholders owning a majority of the outstanding shares of Secure Sign shall have approved, in accordance with Colorado law, (i) the execution, delivery and performance of this Agreement and the consummation of the transaction contemplated herein and authorized all of the necessary and proper action to enable Secure Sign to comply with the terms of the Agreement; (ii) have approved the change of the corporate name from Secure Sign to PocketPass; and (iii) have approved for the reverse stock split such that no more than 5,250,000 shares of Secure Sign common stock will be outstanding (including brokerage shares and shares issued in exchange for release of liabilities and assuming the conversion or exercise of common shares that may be acquired pursuant to outstanding options, warrants and other securities convertible into common shares) immediately prior to the Closing Date.

                    (d)    Secure Sign shall have sufficient shares of Secure Sign Common Stock authorized but unissued to complete the Exchange.

                    (e)    All instruments and documents delivered to PocketPass and the Exchanging Shareholders pursuant to provisions hereof shall be reasonably satisfactory to legal counsel for PocketPass.

                    (f)    At the Closing Date, Secure Sign shall have entered into "lock-up" agreements with holders owning at least 4,250,000 common shares of Secure Sign. Beginning on the third month after the Closing Date, and each three months thereafter, the lock-up agreement will lapse on 250,000 shares (1,000,000 in the aggregate). Further, the certificates representing the 4,250,000 common shares will bear a legend reflecting such lock-up. After one year from the Closing Date, all other shares subject to the lock up will be available for resale pursuant to Rule 144.

                    (g)    Secure Sign shall have compromised its existing creditors and/or other claimants or liabilities such that no more than $165,000 in liabilities are outstanding, of which $130,000 in the aggregate is due in the form of consulting fees and will be satisfied upon the issuance of shares of common stock registered on a Form S-8 Registration Statement and issued subsequent to the Closing Date under Section 4.4.

                    (h)    Shareholders of PocketPass owning more than 90% of the outstanding shares of common stock, and 100% of the outstanding shares of preferred stock, have agreed to enter into this Agreement.

                    (i)    The shares of common stock of Secure Sign have qualified to be re-quoted upon the OTC Bulletin Board.

                    (j)    Secure Sign shall have responded to all of PocketPass' written and oral requests for additional information within 20 days upon the execution of this Agreement and PocketPass shall be satisfied, in its sole discretion, with Secure Sign's response or PocketPass may terminate this Agreement.

                    (k)    Messrs. Perdue and Doehne and others have entered into escrow agreements pursuant to Section 4.3.

                    (l)     PocketPass shall have entered into a placement agent agreement with Morse Financial to assist in the raising of capital in the amount of at least $500,000 within 30 days of the requotation of Secure Sign's Common Stock on the OTCBB.

            5.2    Conditions Precedent to the Obligations of Secure Sign and Secure Sign Shareholders. All obligations of Secure Sign under this Agreement are subject to the fulfillment, prior to or at Closing, of each of the following conditions:

                    (a)    The representations and warranties by PocketPass and the Exchanging Shareholders contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true in all material respects at and as of the Closing Date as though such representations and warranties were made at and as of such time;

                    (b)    PocketPass shall have performed and complied with, in all material respects, with all covenants, agreements, and conditions set forth in, and shall have executed and delivered all documents required by this Agreement to be performed or complied or executed and delivered by them prior to or at the Closing.

                    (c)    PocketPass must demonstrate to Secure Sign that it has at least one contract with one significant customer or customer-based group, capable of generating revenues in excess of $2,000,000 during the ensuing 12-month period.

                    (d)    Secure Sign shall have issued 250,000 shares of its common stock prior to the Closing Date in order to satisfy certain Secure Sign obligations.

SECTION 6. SURVIVAL OF REPRESENTATIONS AND WARRANTIES

    Notwithstanding any right of either party to investigate the affairs of the other party and its shareholders, each party has the right to rely fully upon representations, warranties, covenants and agreements of the other party and its shareholders contained in this Agreement or in any document delivered to one by the other or any of their representatives, in connection with the transactions contemplated by this Agreement. All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the Closing hereunder for one year following the Closing Date.

SECTION 7. INDEMNIFICATION

    For a period of one (1) year from the Closing Date, PocketPass agrees to indemnify and hold harmless Secure Sign, its officers, directors and principal shareholders, and Secure Sign agrees to indemnify and hold harmless PocketPass, its officers, directors and Exchanging Shareholders, at all times against and in respect of any liability, damage, or deficiency, all actions, suits, proceedings, demands, assessments, judgments, costs and expenses, including attorneys' fees, incident to any of the foregoing, resulting from any material misrepresentation made by any indemnifying party to an indemnified party, an indemnifying party's breach of a covenant or warranty or an indemnifying party's nonfulfillment of any agreement hereunder, or from any material misrepresentation or omission from any certificate, financial statement or tax return furnished or to be furnished hereunder.

    If the indemnified party receives written notice of the commencement of any legal action, suit or proceeding with respect to which the indemnifying party is or may be obligated to provide indemnification pursuant to this Section, the indemnified party shall, within 30 days of the receipt of such written notice, give the indemnifying party written notice thereof (a "Claim Notice"). Failure to give such Claim Notice within such 30 day period shall not constitute a waiver by the indemnified party or its rights to indemnity hereunder with respect to such action, suit or proceeding unless the defense thereof is prejudiced thereby. Upon receipt by the indemnifying party of a Claim Notice from the indemnified party with respect to any claim for indemnification which is based upon a claim made by a third party ("Third Party Claim"), the indemnifying party may assume the defense of the Third Party Claim with counsel of its own choosing, as described below. The indemnified party shall cooperate in the defense of the Third Party Claim and shall furnish such records, information and testimony and attend all such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably required in connection therewith. The indemnified party shall have the right to employ its own counsel in any such action, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless the indemnifying party shall not have with reasonable promptness employed counsel to assume the defense of the Third Party Claim, in which event such fees and expenses shall be borne solely by the indemnifying party. The indemnifying party shall not satisfy or settle any Third Party Claim for which indemnification has been sought and is available hereunder, without the prior written consent of the indemnified party, which consent shall not be delayed or which shall not be required if the indemnified party is granted a release in connection therewith. If the indemnifying party shall fail with reasonable promptness to defend such Third Party Claim, the indemnified party may defend, satisfy or settle the Third Party Claim at the expense of the indemnifying party and the indemnifying party shall pay to the indemnified party the amount of such Loss within ten days after written demand thereof. The indemnification provisions hereof shall survive the termination of this Agreement.

    In addition to the foregoing, in the event PocketPass (previously Secure Sign) shall be obligated to pay any liabilities or incur any expenses subsequent to the transaction as a result a misrepresentation or a breach of any obligation under this Agreement by either PocketPass or Secure Sign, as the case may be, then PocketPass (previously Secure Sign), at its election may seek remedy for its losses by attaching and canceling the escrowed shares held pursuant to Section 4. The rights pursuant to this paragraph are in addition to all other rights PocketPass (previously Secure Sign) may have under law.

SECTION 8. DOCUMENTS AT CLOSING AND THE CLOSING

            8.1    Documents at Closing. At the Closing, the following transactions shall occur, all of such transactions being deemed to occur simultaneously:

                    (a)    PocketPass, and the Exchanging Shareholders to the extent applicable, will deliver, or will cause to be delivered, to Secure Sign the following:

                            (i)    a certificate executed by the President and Secretary of PocketPass to the effect that all representations and warranties made by PocketPass under this Agreement are true and correct as of the Closing, the same as though originally given to Secure Sign on said date;

                            (ii)    a certificate from California dated at or about the Closing to the effect that PocketPass is in good standing under the laws of said State;

                            (iii)    certificates representing those shares of PocketPass to be exchanged for Secure Sign Shares will be delivered, along with duly executed powers transferring such certificates to Secure Sign;

                            (iv)    escrowed shares required pursuant to Section 4; and

                            (v)    all other items, the delivery of which is a condition precedent to the obligations of Secure Sign, as set forth in Section 5.

                    (b)    Secure Sign will deliver or cause to be delivered to PocketPass Shareholders:

                            (i)    a certificate from Secure Sign executed by the President or Secretary of Secure Sign, to the effect that all representations an warranties of Secure Sign made under this Agreement are true and correct as of the Closing, the same as though originally given to PocketPass on said date;

                            (ii)    certified copies of resolutions by Secure Sign Board of Directors authorizing this transaction;

                            (iii)    certificates from the Colorado Secretary of State dated at or about the Closing Date that Secure Sign is in good standing under the laws of said State;

                            (iv)    resignation of all officers and all but one of the directors;

                            (v)    consent of Secure Sign's directors designating Mr. Lewis Perdue and at least two other directors to be named by the Closing Date and disclosed to the Secure Sign shareholders pursuant to Rule 14f-1 and simultaneous resignation of Secure Sign's current directors.

                            (vi)    escrowed shares required pursuant to Section 4; and

                            (vii)    all other items, the delivery of which is a condition precedent to the obligations of PocketPass, as set forth in Section 5 hereof.

            8.2    The Closing. The Closing shall take place at the time or place as may be agreed upon by the parties hereto("Closing Date"). At the Closing, the parties shall provide each other with such documents as may be necessary.

SECTION 9. MISCELLANEOUS

            9.1    Waivers.  The waiver of a breach of this Agreement or the failure of any party hereto to exercise any right under this Agreement shall in no way constitute waiver as to future breach whether similar or dissimilar in nature or as to the exercise of any further right under this Agreement.

            9.2    Amendment.  This Agreement may be amended or modified only by an instrument of equal formality signed by the parties or the duly authorized representatives of the respective parties.

            9.3    Assignment.  This Agreement is not assignable except by operation of law.

            9.4    Notice.  Until otherwise specified in writing, the mailing addresses and fax numbers of the parties of this Agreement shall be as follows:

    To:    Secure Sign:

            William Doehne, President

            6912 220th Street SW, Suite 208

            Mountlake Terrace, Washington 98043

            Fax: (425) 776-1855

    with copy to:

            Christopher Dieterich

            Dieterich & Associates

            11300 West Olympic Boulevard, Suite 800

            Los Angeles, California 90064

            Fax: (310) 312-6680

    To:    PocketPass:

            Lewis Perdue

            462 W. Napa Street, Suite 201

            Sonoma, CA 95476

            Fax: (650) 929-2002

      with copy to:

            Daniel B. Eng

            Bartel Eng & Schroder

            300 Capitol Mall, Suite 1100

            Sacramento, CA 95814

            Fax: (916) 442-3442

Any notice or statement given under this Agreement shall be deemed to have been given if sent by registered mail addressed to the other party at the address indicated above or at such other address which shall have been furnished in writing to the addressor.

            9.5    Governing Law.

This Agreement shall be construed, and the legal relations between the parties determined, in accordance with the laws of the State of Colorado, thereby precluding any choice of law rules which may direct the application of the laws of any other jurisdiction.

            9.6    Publicity.  No publicity release or announcement concerning this Agreement or the transactions contemplated hereby shall be issued by either party hereto at any time from the signing hereof without advance approval in writing of the form and substance by the other party.

            9.7    Entire Agreement.  This Agreement (including the Exhibits and Schedules to be attached hereto) and the collateral agreements executed in connection with the consummation of the transactions contemplated herein contain the entire agreement among the parties with respect to the exchange and issuance of the Shares and related transactions, and supersede all prior agreements, written or oral, with respect thereto.

            9.8    Headings.  The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

            9.9    Severability of Provisions.    The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or provision of this Agreement shall in no way affect the validity or enforcement of any other provision or any part thereof.

            9.10    Counterparts.    This Agreement may be executed in any number of counterparts, each of which when so executed, shall constitute an original copy hereof, but all of which together shall consider but one and the same document.

            9.11    Binding Effect.   This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns.

            9.12    Tax Treatment. Secure Sign, PocketPass and its Shareholders acknowledge that they each have been represented by their own tax advisors in connection with this transaction; that none of them has made a representation or warranty to any of the other parties with respect to the tax treatment accorded this transaction, or the effect individually or corporately on any party under the applicable tax laws, regulations, or interpretations; and that no opinion of counsel or private revenue ruling has been obtained with respect to the effects of this transaction under the Code.

            9.13    Press Releases. The parties will mutually agree as to the wording and timing of any informational releases concerning this transaction prior to and through Closing.

            9.14    Termination. This Agreement may be terminated by mutual agreement by the either party if the Closing Date does not occur by April 11, 2003. In addition, PocketPass shall have the right to terminate this Agreement if it does not receive debt or equity financing for a minimum gross amount of $250,000 by March 15, 2003.

IN WITNESS WHEREOF,

the parties have executed this Agreement on the date first above written.

                                                            Secure Sign, Inc.

                                                            a Colorado corporation

                                                            By:_____________________________

                                                                 William Doehne, President

                                                            PocketPass.com, Inc.

                                                            a California corporation

                                                            By: __________________________

                                                                  Lewis Perdue, President

EXHIBIT A

Last Name	First Name	Common Shares Issued
Chomsky	Eric	28,800
Daniel	Jonathan	20,000
Denoff	Douglas	4,000,000
Harold	Eric	10,000
Hill	Gerald	72,400
Lampe	C. Stryker	13,393
O'Briar	Frank	35,716
Pace	Natalie	15,000
Perdue	W.L.	4,000,000
Ritchie	David	163,982
D'alessandro	Ken	163,982
Singh	Tina	20,000
Inder M. Singh(1)		166,667
Inder M. Singh(2)		166,667
Inder M. Singh(3)		166,666
Singh	Gurtej	2,223
Xue	Victor	112,857
Sub Total		9,158,363

Last Name	First Name	Series A Preferred Shares Issued
Mirza	Yaqub	281,250
Ashraf	Omar M.	133,928
Mena Investment Trust		334,822
Inder M. Singh (4)		750,000
Sub Total		1,500,000

Last Name	First Name	Series B Preferred Shares Issued
Bornstein	Harvey W.	66,666
Hartkemeier	Leonard D.	66,667
New Century Investments LLC		66,667
Sub Total		200,000

Last Name	First Name	Series C Preferred Shares Issued
Meckler	Alan	89,285
Sterling Technology Fund, LLC		402,824
Shoji	Ken	89,285
Inder M. Singh (4)		1,329,321
Zambetti	John	89,285
Sub Total		2,000,000

Convertible Note
Last Name	First Name	Series D Preferred (Anticipated) Shares Convertible
Sterling Technology Fund, LLC		490,033
Inder M. Singh (4)		1,617,108
Interest thru Oct.-Sterling		71,961
Interest thru Oct.-Singh		237,471
Sub Total		2,416,573

Bridge Loans
Last Name	First Name	Common Warrants
Inder M. Singh (4)		1,000,000
York Trust		1,000,000
MarJac Investments		200,000
Singh Family Trust		200,000
Transfund		3,000,000
Transfund (loan ext)		750,000
Sub Total		6,150,000

Warrant
Last Name	First Name	Common Warrants
Sterling Management		60,000
Sterling Management		60,000
Levi	Ron	100,000
Sub Total		220,000

Last Name	First Name	Options Options Issued
Arnold	Mary Evelyn	10,000
Bambury	Suzanne	10,000
Brooks	Charles	200,000
Condon	James	200,000
Denoff	Doug	11,400
Doan	Kai	-
Hammermaster	Greg	-
Harold	Eric	100,000
Harold	Eric	100,000
Kim	Carlo	-
Mirza	Yarqub	200,000
Last Name	First Name	Options Options Issued
Nations	James	850,000
Nations	James	850,000
O'Connell	Brian	100,000
Ritchie	David	200,000
Ritchie	David	100,000
Srivalsan	Vinita	-
Sterling Management		50,000
Yaro	Denis	200,000
Burns	Gary	50,000
Watt	Terry	20,000
Harkemeier and Co		37,500
Sub Total		3,288,900

Total of all shares assuming conversion or exercise		24,933,836

SCHEDULES

Schedule 1.4    List of PocketPass Shareholders

Schedule 2.8    Approvals

Schedule 2.16    Material Agreements

Schedule 2.20    Tangible Assets

Schedule 2.21    Liabilities

Schedule 2.24    Warrants, Options, Convertible Securities

Schedule 3.1    Articles and Bylaws

Schedule 3.3    Registration Rights

Schedule 3.8    Pending Actions

Schedule 3.10    Outstanding Options, Warrants or Convertible Securities